EXHIBIT 99.1
SSG Corporation
Hudson, Wisconsin
Financial Statements
Year Ended December 31, 2015

SSG Corporation

Financial Statements
Year Ended December 31, 2015

Independent Auditor's Report
Board of Directors
SSG Corporation
Hudson, Wisconsin

We have audited the accompanying financial statements of SSG Corporation, which comprise the balance sheet as of December 31, 2015, and the related statements of income and comprehensive income, stockholders' equity, and cash flows for the year then ended and the related notes to the financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SSG Corporation as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States.

/s/ Wipfli LLP
June 6, 2016
St. Paul, Minnesota

SSG Corporation

Balance Sheet
December 31, 2015

Assets

Current assets:
Cash and cash equivalents	$789,252
Accounts receivable	792,363
Inventories	3,891,739
Prepaids	305,398

Total current assets	5,778,752

Investment securities	9,868,147

Property and equipment ‑ Net	15,071,315

Other assets:
Notes receivable	3,449,255
Cash value of life insurance	268,972
Other assets	29,775

Total other assets	3,748,002
TOTAL ASSETS	$34,466,216

Liabilities and Stockholders' Equity

Current liabilities:
Current maturities of long‑term notes payable	$1,044,145
Current maturities of deferred compensation	140,167
Accounts payable	2,876,570
Accruals and other liabilities	1,457,346

Total current liabilities	5,518,228

Long‑term liabilities:
Long‑term notes payable	2,588,696
Deferred compensation	376,264

Total long‑term liabilities	2,964,960

Stockholders' equity:
Common stock	20,000
Additional paid‑in capital	36,252
Retained earnings	19,994,897
Accumulated other comprehensive income	5,931,879

Total stockholders' equity	25,983,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,466,216

See accompanying notes to financial statements.    4

SSG Corporation

Statements of Income and Comprehensive Income
Year Ended December 31, 2015

Sales	$125,186,468
Cost of goods sold	105,204,440

Gross profit	19,982,028

Other expenses:
Operating expenses	10,286,954
General and administrative expenses	5,433,693
Depreciation and amortization	1,307,888

Total other expenses	17,028,535

Profit from operations	2,953,493

Other income (expense):
Deferred compensation	(23,959)
Officers' life insurance	(29,509)
Interest expense	(181,888)
Investment income	267,329
Gain on disposal of property and equipment	103,502
Gain on sale of investment securities	14,215
Miscellaneous other income	362,664

Total other income	512,354

Net income	3,465,847
Other comprehensive income:
Unrealized holding gains arising during the period	287,739
Reclassification adjustment gains realized in net income	(14,215)

Total other comprehensive income	273,524

Comprehensive income	$3,739,371

See accompanying notes to financial statements.    5

SSG Corporation

Statement of Stockholders' Equity
Year Ended December 31, 2015

	Common Stock Voting ‑ $1 Par Value Authorized 2,000 Shares		Common Stock Nonvoting ‑ $1 Par Value Authorized 18,000 Shares		Additional Paid‑In	Retained	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Equity

Balances at December 31, 2014	2,000	$2,000	18,000	$18,000	$36,252	$18,780,181	$5,658,355	$24,494,788
Net income	-	-	-	-	-	3,465,847	-	3,465,847
Other comprehensive income	-	-	-	-	-	-	273,524	273,524
Distributions to stockholders	-	-	-	-	-	(2,251,131)	-	(2,251,131)

Balances at December 31, 2015	2,000	$2,000	18,000	$18,000	$36,252	$19,994,897	$5,931,879	$25,983,028

See accompanying notes to financial statements.    6

SSG Corporation

Statement of Cash Flows
Year Ended December 31, 2015

Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$3,465,847

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation and amortization	1,307,888
Provision for deferred compensation	23,959
Gain on disposal of assets	(103,502)
Gain on sale of investment securities	(14,215)
Increase in cash value of life insurance	11,670
Changes in operating assets and liabilities:
Accounts receivable	(50,508)
Inventories	(171,635)
Prepaids	(241,605)
Accounts payable	239,489
Accruals and other liabilities	154,037
Deferred compensation	(64,083)

Total adjustments	1,091,495

Net cash provided by operating activities	4,557,342

Cash flows from investing activities:
Proceeds from property and equipment disposals	209,275
Proceeds from sale of investment securities	400,403
Purchases of investment securities available for sale	(459,721)
Net change in notes receivable	258,176
Purchases of property and equipment	(1,171,346)
Premiums paid for life insurance	(1,159)

Net cash used in investing activities	(764,372)

SSG Corporation

Statement of Cash Flows (Continued)
Year Ended December 31, 2015

Increase (decrease) in cash and cash equivalents: (continued)
Cash flows from financing activities:
Net decrease in lines of credit	$(1,150,000)
Issuance of long‑term notes payable	120,360
Principal payments on long‑term notes payable	(751,303)
Distributions to stockholders	(2,251,131)

Net cash used in financing activities	(4,032,074)

Net change in cash and cash equivalents	(239,104)
Cash and cash equivalents at beginning	1,028,356

Cash and cash equivalents at end	$789,252

Supplemental cash flow information:
Cash paid during the year for:
Interest	$181,888

See accompanying notes to financial statements.    8

SSG Corporation
Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies
Principal Business Activity

SSG Corporation (the "Company") is the owner and operator of retail gasoline and convenience food stores and liquor stores. Its operations are located primarily in northwestern Wisconsin and eastern Minnesota.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, most cash and temporary investments with an original maturity of three months or less are considered cash and cash equivalents. Money market accounts held with brokerage firms are reported with investment securities at market value.

Accounts Receivable

Accounts receivable consists primarily of receivables from credit card processors. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they are charged to expense when that determination is made.

Inventories

Inventories of substantially all liquid fuels are valued at the lower of cost, determined on the last‑in, first‑out (LIFO) method, or market. The remaining inventory is valued at moving average cost, determined on the first‑in, first‑out (FIFO) method, or market.

SSG Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Fair Value Measurements
Accounting standards describe three levels of inputs that may be used to measure fair value (the fair value hierarchy). The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Following is a brief description of each level of the fair value hierarchy: Level 1 ‑ Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.
Level 2 ‑ Fair value measurement is based on (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active, or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

Level 3 ‑ Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data. Level 3 measurements reflect the Company's estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Investment Securities
The Company's investment securities consist of money market accounts and equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date.

Since the Company does not intend to sell these securities in the near term, they are classified as "available for sale" and, accordingly, are carried at fair value, with the unrealized gains and losses reported as a separate component within the stockholders' equity section of the balance sheet. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings.

SSG Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Property, Equipment, and Depreciation
Property and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight‑line and accelerated methods for financial reporting purposes, based on the estimated useful lives of the assets. Useful lives generally assigned are as follows: fixtures and equipment ‑ 5 to 12 years and buildings and leasehold improvements ‑ 35 to 45 years.

From time to time, Company management may make the strategic decision to shut down a store. Once this decision is made, all property and equipment at the location that is not or cannot be moved to another location is considered "idle property and equipment." The property and equipment is often readied to be sold at a later date, held for strategic purposes, or reopened as a different store type.

Long‑Lived Assets
Long‑lived assets, primarily property and equipment, are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset. Certain long‑lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets
The Company has a liquor license that is being amortized over the life of the license, 20 years.
Revenue Recognition
Sales are recognized upon delivery of the products to the customers and payment has either been received or collection is reasonably assured. Sales tax collected from customers and remitted to the applicable taxing authorities is accounted for on a net basis with no impact on sales.

SSG Corporation

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

	Income Taxes and Income Tax Credits

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax returns their proportionate share of the Company's taxable income (or loss) and tax credits. It is the practice of the Company to pay distributions in amounts at least equal to the additional income tax the stockholders may pay based on their allocable portion of the taxable income of the Company.

	Subsequent Events
	Subsequent events have been evaluated through June 6, 2016, which is the date the financial statements were available to be issued.
Note 2	Inventories
	Inventories consist of the following:
	At current cost:
	Gasoline	$714,058
	Cigarettes	904,197
	Merchandise	2,498,988

		4,117,243
	Excess of current gasoline costs over LIFO inventory values	225,504

	Totals	$3,891,739

	During 2015, the use of the LIFO inventory method resulted in an increase in net income of approximately $103,000.

SSG Corporation

Notes to Financial Statements

Note 3	Fair Value Measurements

Following is a description of the valuation methodology used for each asset measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset within the fair value hierarchy.

	Investment securities ‑ Investment securities are classified as Level 1 within the fair value hierarchy as they are traded on a national exchange. Fair value measurement is based on quoted prices.
	Information regarding the fair value of assets measured at fair value on a recurring basis as of December 31, 2015, follows:
			Recurring Fair Value Measurements Using
		Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

	Investment securities:
	U.S. equities	$9,457,202	$9,457,202	$ -	$ -
	Money markets	225,490	225,490	-	-
	International equities	185,455	185,455	-	-

	Total investment securities	$9,868,147	$9,868,147	$ -	$ -

SSG Corporation

Notes to Financial Statements

Note 4	Investment Securities
	The cost and estimated fair values of the investment securities at December 31, 2015, are as follows:
		Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

	U.S. equities	$3,525,323	$5,955,247	$26,213	$9,454,357
	Money markets	225,490	-	-	225,490
	International equities	185,455	28,609	25,764	188,300

		$3,936,268	$5,983,856	$51,977	$9,868,147

	Following is a summary of the proceeds from sales of investment securities as well as gross gains and losses for the year ended December 31, 2015:
	Proceeds from sales of investment securities				$400,403

	Gross gains on sales				$200,977
	Gross losses on sales			(186,762)

	Net realized gains				$14,215

SSG Corporation

Notes to Financial Statements

Note 5	Property and Equipment
	Property and equipment consist of the following at December 31, 2015:
	Land	$2,800,961
	Land improvements	3,015,742
	Buildings	11,479,250
	Leasehold improvements	550,751
	Fixtures and equipment	17,055,089
	Idle property and equipment	1,444,263

	Totals	36,346,056
	Less ‑ Accumulated depreciation	20,974,741
	Less ‑ Allowance for impaired idle assets	300,000

	Net property and equipment	$15,071,315

Note 6	Lines of Credit
	The Company has the following lines of credit available, which are personally guaranteed by the majority stockholder:

Revolving credit agreement with a bank in the amount of $2 million, bearing interest at a prime rate of 3.25% as of December 31, 2015, due August 25, 2016.  At December 31, 2015, no amounts were outstanding on the line.

Revolving credit agreement with a bank in the amount of $1.5 million at December 31, 2015, with interest at the one‑month LIBOR rate, plus 2.25% (effective rate of 2.78% as of December 31, 2015). At December 31, 2015, no amounts were outstanding on the line. The line of credit agreement expires September 30, 2016.

Revolving credit agreement with a bank in the amount of $850,000 at December 31, 2015, with interest at prime rounded up to the nearest 1/8% (effective rate of 4.00% at December 31, 2015). At December 31, 2015, no amounts were outstanding on the line. The line expired April 15, 2016. In addition to a personal guarantee by the majority stockholder, the line was also secured by substantially all assets of the Company.

SSG Corporation

Notes to Financial Statements

Note 6	Lines of Credit (Continued)

	The lines are supported by agreements that provide for certain restrictive covenants including maintenance of various financial ratios.
Note 7	Long‑Term Notes Payable
	Long‑term notes payable consist of the following at December 31, 2015:
	Mortgage notes payable to banks in monthly installments of approximately $66,600 including interest ranging between 2.85% and 4.50% at December 31, 2015, due through February 2022, collateralized by general business security agreements and personal guarantees by the majority stockholder.	$3,632,841

	Less ‑ Current maturities	1,044,145

	Long‑term portion	$2,588,696

	Required payments of principal on long‑term notes payable for the next five years, including current maturities, are summarized as follows:
	2016	$1,044,145
	2017	437,973
	2018	1,282,729
	2019	827,802
	2020	19,464
	Thereafter	20,728

	Totals	$3,632,841

Note 8	Retirement Plan

The Company maintains a 401(k) profit sharing plan that covers substantially all full‑time employees. The plan includes an employer matching contribution provision as well as contributions at the discretion of the Board of Directors.

	Costs and expenses related to the retirement plan for 2015 were $129,392.

SSG Corporation

Notes to Financial Statements

Note 9	Operating Leases

The Company leases real estate, vehicles, and equipment for use in its store operations under operating leases, which have varying expiration dates ranging from April 2017 through February 2026. Some of the leases contain renewal and purchase options and most require the Company to pay taxes, insurance, and maintenance costs. Total rental payments were $602,030 for 2015.

	Certain leases are with companies affiliated to the Company through common ownership. Rental payments related to these leases totaled $300,940 for 2015.
	Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms in excess of one year consist of the following:
	2016	$426,807
	2017	326,964
	2018	218,200
	2019	172,000
	2020	172,000
	Thereafter	421,000

		$1,736,971

Note 10	Deferred Compensation Plan

The Company has entered into nonqualified salary continuation plan agreements with certain employees. The plan's provisions include preretirement death benefits as well as retirement benefits. The annual benefit amount to be provided to the employees varies from $15,000 to $30,000, depending on the individual agreement with additional benefits earned for each year worked beyond retirement age. Benefits are provided for a ten‑year period.

At December 31, 2015, the Company has recorded a liability of $516,431 related to these agreements for vested employees qualifying for benefits with the liability reflecting the future payments discounted at 8%. Since the plan includes a provision that allows changes to the plan at any time at the sole discretion of the Company, no liability has been accrued for other nonvested employees in the plan.

SSG Corporation

Notes to Financial Statements

Note 10	Deferred Compensation Plan (Continued)

	Future expected payments for deferred compensation for the next five years are as follows:
	2016	$140,167
	2017	86,833
	2018	86,833
	2019	86,833
	2020	73,083

Note 11	Advertising Costs
	The Company expenses advertising costs as incurred. Total advertising costs charged to expense for 2015 were $404,217.
Note 12	Related‑Party Transactions

The Company has a demand note receivable from the majority stockholder with an outstanding balance, including interest, of $3,440,534 at December 31, 2015, with an interest rate at December 31, 2015 of 0.45%.

	The Company leases real estate from the majority stockholder and companies affiliated through common ownership. See Note 9.
Note 13	Concentration of Credit Risk

The Company maintains a depository relationship with a national financial institution. Surplus operating funds are periodically invested at this institution, which at times exceed Federal Depository Insurance limits. Management believes that this financial institution has a strong credit rating and that credit risk related to their deposits is minimal.

Financial instruments that subject the Company to possible credit risk consist principally of investments of surplus operating funds. Surplus operating funds have been invested in investment securities and uninsured money market accounts.

SSG Corporation

Notes to Financial Statements

Note 14	Contingencies

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

Note 15	Major Vendors
In 2015, two major vendors accounted for approximately 82% of the Company's cost of sales aggregating approximately $86 million.
Note 16	Self‑Funded Insurance

The Company has a self‑funded health care plan that provides medical and dental benefits to employees, retirees, and their dependents. This health care cost is expensed as incurred. The health care expense is based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year‑end. The Company buys stop‑loss insurance to cover catastrophic individual claims over $25,000 and aggregate claims in excess of a rolling amount calculated each month based on the number of employees covered under the plan and the types of coverage. The Company's minimum aggregate stop loss point is $915,800 at December 31, 2015.

Health care expense for 2015 was $940,529. A liability of approximately $350,000 for claims outstanding at December 31, 2015, has been recorded. Management believes this liability is sufficient to cover estimated claims including claims incurred but not yet reported.

SSG Corporation

Notes to Financial Statements

Note 17	Vendor Agreements

In 2013, the Company renewed its franchise agreement with Holiday Companies ("Holiday"). In addition to the franchise renewal, the agreement contains further stipulations in which the Company agreed to convert the brand on two of its existing convenience stores from Auto Stop stores to Holiday stores. Furthermore, the Company agreed to close their five remaining Auto Stop stores and begin leasing two existing corporate Holiday stores.

Holiday provided a refurbishment improvement project and a franchise conversion project in which Holiday performed improvements at various Company stores. In exchange for these improvements, the Company issued Holiday three non‑interest‑bearing notes totaling $670,000 to be amortized and forgiven over a period of ten years, the term of the new franchise agreement entered into between Holiday and the Company. For each of the first five years, 5% of the allowance is forgiven with 15% forgiven in each of the remaining five years. Any unamortized balance of the conversion allowance must be repaid to Holiday if the agreement is terminated prior to the ten‑year term of the agreement. As noted in Note 18 below, the Company terminated the agreement in 2016 in conjunction with the sale of its' assets. The unamortized balance of these non‑interest‑bearing notes is included in the one‑time payment of approximately $4,000,000.

Note 18	Subsequent Event

In January 2016, the Company entered into a purchase agreement to sell the assets of 31 Holiday branded convenience stores and 4 Northland liquor stores to CrossAmerica Partners LP. The sale closed on March 29, 2016. The Company also entered into a purchase agreement to sell the assets of the two remaining convenience stores to Holiday Stationstores, Inc. The transaction also closed March 29, 2016. The gain on the sale of these assets will be reflected in the 2016 financial statements.

As part of the above transactions, the Company will be required to make a one‑time payment of approximately $4,000,000 to terminate its existing franchise agreement with Holiday Stationstores, Inc. The Company also offered employees severance packages to the employees impacted by the sale. The employees were notified in January 2016 that the sale would occur and severance of approximately $474,000 will be payable in 2016.